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                                                                   Exhibit 16(a)





March 27, 1997


Securities and Exchange Commission
Washington, D.C. 20549


We have read Item 9 of Form 10-K dated March 28, 1997 of Source One Mortgage Services Corporation and are in agreement with the statement contained in the second paragraph of Item 9. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  Very truly yours,


                                                  /s/ Ernst & Young LLP